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EXHIBIT 99.7

AMENDMENT NO. 4 (2004-1)
TO THE
TRAVELERS 401(k) SAVINGS PLAN

        WHEREAS, the shareholders of Travelers Property Casualty Corp. ("Travelers") and The St. Paul Companies, Inc. ("St. Paul") have approved a merger (the "Merger") between the two companies;

        WHEREAS, upon the effective date of the Merger (the "Merger Effective Date"), all shares of Travelers Class A Common Stock and Travelers Class B Common Stock will be converted into newly-issued shares of common stock of St. Paul Travelers Companies, Inc. ("St. Paul Travelers");

        WHEREAS, the Travelers 401(k) Savings Plan (the "Plan") provides for the investment of Plan assets in Travelers Class A Common Stock and Travelers Class B Common Stock;

        WHEREAS, holders of Travelers Class A Common Stock and holders of Travelers Class B Common Stock will all receive 0.4334 of a share of St. Paul Travelers Common Stock in exchange for each share of Travelers Class A Common Stock and Travelers Class B Common Stock;

        WHEREAS, Travelers wishes to amend the Plan to reflect the conversion of Travelers Class A Common Stock and Travelers Class B Common Stock into St. Paul Travelers Common Stock as a result of the Merger and to permit the continued investment of Plan assets in St. Paul Travelers Common Stock; and

        WHEREAS, Travelers wishes to amend the Plan to reflect changes to the Company Matching Contribution effective January 1, 2004, and to delete certain deadwood provisions relating to investment funds; and

        WHEREAS, Section 12.01 of the Plan allows Travelers to amend the Plan;

        NOW THEREFORE BE IT RESOLVED, that the Plan is hereby amended as follows:

        A.    As of the Merger Effective Date:

        1.     Section 2.01, Definitions, is amended by adding the following sentence to the end of the definition of "Travelers Class A Common Stock":

    Effective upon the merger of the Company with The St. Paul Companies, Inc., except as otherwise required by the context, all references in the Plan to "Travelers Class A Common Stock" shall be changed to "St. Paul Travelers Common Stock" and shall mean shares of common stock issued by The St. Paul Travelers Companies, Inc., a Minnesota Corporation, which are readily tradable on an established securities market.

        2.     Section 2.01, Definitions, is amended by adding the following sentence to the end of the definition of "Travelers Class A Common Stock Fund":

    Effective upon the merger of the Company with The St. Paul Companies, Inc., except as otherwise required by the context, all references in the Plan to "Travelers Class A Common Stock Fund" shall mean "St. Paul Travelers Common Stock Fund."

        3.     Section 2.01, Definitions, is amended by adding the following sentence to the end of the definition of "Travelers Class B Common Stock":

    Effective upon the merger of the Company with The St. Paul Companies, Inc., except as otherwise required by the context, all references in the Plan to "Travelers Class B Common Stock" shall be changed to "St. Paul Travelers Common Stock" and shall mean shares of common stock issued by The St. Paul Travelers Companies, Inc., a Minnesota Corporation, which are readily tradable on an established securities market.

        4.     Section 2.01, Definitions, is amended by adding the following sentence to the end of the definition of "Travelers Class B Common Stock Fund":

    Effective upon the merger of the company with The St. Paul Companies, Inc., except as otherwise required by the context, all references in the Plan to "Travelers Class B Common Stock Fund" shall mean "St. Paul Travelers Common Stock Fund."

        5.     Subsection (e) of Section 5.05, Company Matching Contributions, is restated in its entirety as follows:

    (e)
    A Company Matching Contribution made under this Section and credited to a Participant's Account shall be initially invested in the St. Paul Travelers Common Stock Fund.

        6.     Section 7.02, Contribution Investment Directions, is amended by adding the following new Subsections (e) and (f) to the end thereof:

    (e)
    Effective upon the merger of the Company with The St. Paul Companies, Inc., all existing investments of Participants' Accounts in the Travelers Class A Common Stock Fund and the Travelers Class B Common Stock Fund shall be deemed to be investments in the St. Paul Travelers Common Stock Fund.

    (f)
    Effective upon the merger of the Company with The St. Paul Companies, Inc., all existing and future elections by Participants to invest Before-Tax Contributions, Supplemental Company Contributions and Rollover Account contributions in the Travelers Class A Common Stock Fund or the Travelers Class B Common Stock Fund shall be deemed to be elections to invest in the St. Paul Travelers Common Stock Fund.

        7.     Section 7.03, Account Investment Directions, is amended by adding the following new sentence to the end of Subsection (a) thereof:

    Effective upon the merger of the Company with The St. Paul Companies, Inc., any elections by Participants to invest any portion of their Accounts in the Travelers Class A Common Stock Fund or the Travelers Class B Common Stock Fund shall be deemed to be elections to invest in the St. Paul Travelers Common Stock Fund.

        8.     Section 7.03, Account Investment Directions, is amended by restating Subsection (b)(1) thereof as follows:

    (1)
    Company Matching Contributions made on behalf of a Participant (and any earnings thereon) which are initially invested in the St. Paul Travelers Common Stock Fund shall not be subject to an investment transfer election until the end of the 5th Plan Year which follows the Plan Year for which such Company Matching Contribution was made, or if earlier, until the date on which such Participant attains age 55. The restrictions in the preceding sentence shall also apply with respect to Company Matching Contributions made on behalf of a Participant (and any earnings thereon) which were initially invested in either the Travelers Class A Common Stock Fund or the Travelers Class B Common Stock Fund and subsequently invested in the St. Paul Travelers Common Stock Fund upon the merger of the Company with The St. Paul Companies, Inc.

        B.    As of January 1, 2004:

        1.     The definition of "Annual Pay" is deleted in its entirety from Section 2.01.

        2.     Subsection (b) of Section 5.05 are restated in their entirety as follows:

    5.05
    Company Matching Contributions.

    (b)
    Except as provided in Subsection (c) below, for a Participant satisfying the conditions of Subsection (a) above, the Company Matching Contribution for such Plan Year shall be a matching contribution equal to 100% of the Before-Tax Contributions made on behalf of such Participant for such Plan Year; provided, however, in no event shall the amount of (i) any Before-Tax Contribution include any Catch-up Contribution, and (ii) any such Company Matching Contribution exceed the lesser of (A) 5% of the Participant's Compensation for such Plan Year or (B) $2,500.

        3.     Subsection (c) of Section 7.02 is restated in its entirety as follows:

    (c)
    Each Participant shall be allowed to direct the manner in which any Before-Tax Contributions, Supplemental Company Contributions and Rollover Account contributions will be initially invested among the Investment Funds. A Participant shall be permitted to invest such contributions in any Investment Fund or combination of Investment Funds, as determined pursuant to his investment elections; provided, however, in no event shall a Participant be permitted to invest such contributions in the Citigroup Common Stock Fund. Investment elections must be filed with the Committee, in such form as the Committee shall prescribe, and shall be made in conjunction with the Participant's enrollment in the Plan. Such direction may be made either in written form, computer transmission or through telephonic means established by the Committee to provide Participants with the opportunity to effect such transactions.

        4.     Subsection (a) of Section 7.03 is restated in its entirety as follows:

    (a)
    Each Participant shall be permitted, on a basis determined by the Committee, to direct the investment of his Accounts among the Investment Funds. A Participant shall be permitted to invest his Accounts in any Investment Fund or combination of Investment Funds, as determined pursuant to his investment elections; provided, however, in no event shall a Participant be permitted to transfer amounts into the Citigroup Common Stock Fund. Investment elections must be filed with the Committee, in such form as the Committee shall prescribe. Such direction may be made either in written form, computer transmission or through telephonic means established by the Committee to provide Participants with the opportunity to effect such transactions.

        IN WITNESS WHEREOF, the Company has caused this Amendment to be executed this 30th day of March, 2004.

TRAVELERS PROPERTY CASUALTY CORP.
By:	/s/ DIANE D. BENGSTON Diane D. Bengston Senior Vice President

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AMENDMENT NO. 4 (2004-1) TO THE TRAVELERS 401(k) SAVINGS PLAN